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                                  EXHIBIT 23.1

                        Report of Independent Accountants

Our report on the consolidated financial statements of Russ Berrie and Company, Inc. and subsidiaries is included on page 18 of this Form 10-K. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed in the index on page 35 of this Form 10-K.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.


                                    COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
January 31, 1997


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